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                                                                    Exhibit 10.3

THIS IS AN IMPORTANT DOCUMENT WHICH SETS OUT THE TERMS AND CONDITIONS OF YOUR COMMITTED OVERDRAFT FACILITY. THE BANK RECOMMENDS THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.

Confirmation of Committed Business Overdraft                      [LOGO] NatWest
Facility

Private and Confidential                                Branch Address:
S Cutler Esq                                            13 Market Place
Bottomline Technologies Europe Ltd                      READING
Chatham Street                                          Berkshire
READING                                                 RG1 2EP
Berkshire
RG1 7JX

Facility Account:                   67486932 (60-17-21)
Overdraft Limit:                    (pound)2,000,000 (two million pounds)
Agreed Interest Rate:               2% per annum over the Bank's Base Rate
Bank's Base Rate:                   currently 4% per annum (but may vary from
                                    time to time)
Interest Frequency:                 quarterly

Unarranged Borrowing Rate:          4% per annum over the Bank's Base Rate (but
                                    may vary from time to time subject to one
                                    month's notice)
Arrangement & Commitment Fee:       (pound)8125
Expiry Date:                        31 December 2002

Principal Terms

1. We offer you a committed overdraft facility (the Facility) subject to the terms of this Confirmation and the Committed Overdraft General Terms
      (COGT) attached.

2. Provided that none of the Events of Default detailed in Clause 3 occur, the Facility will be available until the Expiry Date.

3. If any of the following events (Events of Default) occurs, we may, by giving written notice, demand immediate repayment of the outstanding borrowing in the Facility account, require that the amounts from time to time owing under the Facility become repayable on demand or cancel the Facility and exercise our rights under any security:-

      (a)   the Overdraft Limit is exceeded;
      (b) the commencement of any winding-up, bankruptcy of administration proceeding against you or the appointment of a receiver or administrative receiver in respect of any of your property or you make arrangements with creditors;

      (c)   if you are a sole trader, you die;
      (d) your business ceases to trade or, if you are a partnership, the partnership is dissolved;
      (e) any procedure is used against you to attach or take possession of any property for payment of a debt;
      (f) you are in breach of any financial obligation to us or any other creditor;
      (g) you fail to provide any information regarding your financial condition or business operations detailed in Clause 5; or
      (h) any information given to us is inaccurate or there is a material non-disclosure by you to us.

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4.    Interest will be charged:-

      (a)   up to the Overdraft Limit, at the Agreed Interest Rate; and
      (b) in excess of the Overdraft Limit (or borrowing outstanding after the Expiry Date or after we have demanded immediate repayment if the outstanding borrowing on the Facility Account in terms of Clause 3 of this Confirmation or Clause C of the COGT), at the Unarranged Borrowing Rate.

5.    To enable us to monitor the Facility you will provide:-

      (a) as soon as they become available but in any event within 180 days after the end of your financial year and in a format acceptable to us, copies of your business accounts for that year;

      (b) as soon they become available but in any event no later than 30 days after the end of the accounting period to which they relate and in a format acceptable to us, monthly management accounts incorporating balance sheet, profit and loss account, and aged list of debtors and creditors; and

      (c) promptly, such further information regarding your financial condition and business operations as we may reasonably request (including audited business/management accounts where not already supplied).

6. The Arrangement Fee will be debited by us to the Facility Account on the date of this Confirmation or shortly thereafter.

7. The Facility will be secured as set out in an attached Schedule. We shall not be obliged to provide the Facility until any such security is completed to our satisfaction. All security will require to be granted in our standard form.

8. We are not obliged to provide the Facility until you have accepted the Facility on the terms set out in this Confirmation and COGT by returning the duplicate of this Confirmation to us duly signed.



For National Westminster Bank Plc

/s/ Paul Marston

PAUL MARSTON ACIB AMCT
Corporate Manager

18 December 2001

Having decided that the Facility is appropriate and in our interests, it is hereby accepted on the terms set out in this Confirmation and the COGT attached.

Signature /s/ P. Fortune                    Date 21/12/01
          --------------------------------       -----------------

Signature /s/ S.J. Cutler                   Date 21/12/01
          --------------------------------       -----------------

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Committed Overdraft General Terms (COGT)

These COGT explain your and our rights and responsibilities in respect of the Facility and should be read in conjunction with the Confirmation attached specified to the Facility. Definitions and meanings used in the Confirmation attached also apply in these COGT (and vice versa) unless the context require otherwise. Our "Code of practice for business banking" and "Services and charges for business customers" booklets are available on request.

A. Overdraft Limit

The Facility enables you to overdraw the Facility Account up to the Overdraft Limit. The Overdraft Limit should not be exceeded without our prior consent and we may refuse to allow any payment or withdrawal which could have that effect. If we allow a payment or withdrawal or a series of payments or withdrawals which results in the Overdraft Limit being exceeded, it will not mean that the Overdraft Limit has changed or that we are bound to allow any other payment or withdrawal which could result in the Overdraft Limit being exceeded at other times.

We may debit the Facility Account under Clause D and E of these COGT even if it results in the Overdraft Limit being exceeded.

B. Uncleared credits

We may disregard any uncleared credits when calculating the amount outstanding under the Facility (and any interest payable). If however we pay a cheque or cheques (or allow any other payment or withdrawal or a series of payments or withdrawals) against uncleared credits at any time we are not bound to do so at other times.

C. Renewal of Facility

At any time during the 30 days prior the Expiry Date you may request (or we may offer) to renew the Facility for a further period of up to 365 days, subject to us undertaking a full credit assessment and further documentation. If the Facility is not renewed before the Expiry Date any borrowing outstanding under the Facility will become repayable on demand and the Facility may be unconditionally cancelled by us at any time.

D. Interest

Interest will be calculated both before and after demand, decree or judgment on a daily basis on the cleared debit balance and will be debited by us to the Facility Account at the Interest Frequency on our usual charging days.

E. Costs/Charges

If the Overdraft Limit is exceeded (or if any borrowing is outstanding after the Expiry Date or after the date on which we demand immediate repayment of the Facility) our published charges for unarranged borrowing will apply. You will be given at least one month's notice of any changes to our published charges. You must pay any costs incurred by us in connection with the Facility whether as a result of you breaking the terms of the Facility or not. These costs will include (but not be limited to) costs of taking and discharging any security; taking steps, including court action, to obtain payment; enforcing and/or preserving the Bank's rights under any security held for the Facility; tracing you if you change address without notice and communicating with you of you break the terms of the Facility or an Event of Default occurs. We may debit such costs to the Facility Account.

F. Change in law, regulations or directive

If as a result of a change of any applicable law, regulation or directive, the cost to us of providing the Facility (including the cost of any undrawn portion of the Facility) increases we may, upon one month's written notice, convert the Facility into an overdraft repayable on demand and/or otherwise vary the terms and conditions of the Facility, including effecting an increase in the interest charged to reflect the increased cost of providing the Facility.

G. Set off

We shall be entitled to set-off against any of your liabilities under this agreement (whether present, future, actual or contingent) any of your credit balances (whether subject to notice or not) on any of your accounts with us in your name. We do not have to give you any prior notice to do this.

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H. Joint and several liability

If you are more than one person then the word "you" shall refer to such persons both together and separately and the obligations of those persons under the Facility shall be joint and several, that is to say, each of you can be held liable both jointly and individually for all of the obligations under the Facility.

I. Miscellaneous

(a) These terms will not be affected by the Facility Account being allocated another account number by us or being transferred to another of our branches, offices or departments. In the event of a conflict between (i) the terms of the Confirmation attached and these COGT and (ii) any other terms which apply to the Facility Account then the terms of the Confirmation attached and these COGT will prevail.

(b) Without any obligation upon us to do so, we shall be entitled to allow you extended time to pay or grant you any other concession without affecting any of our rights in whole or in part.

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      [LOGO] NatWest

This is the Schedule referred to in the Bank's Confirmation of Committed Business Overdraft Facility to the Customer dated: 18 December 2001

Customer: Bottomline Technologies Europe Ltd

The overdraft facility made by the Bank to the Customer in terms of the Confirmation of Committed Business Overdraft Facility shall be secured by the following:-

            (a)   Motgage Debenture

            (b) 1st Legal Mortgage over the freehold property known as 115 Chatham Street, Reading